EXHIBIT 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |___|

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

ArvinMeritor, Inc.
(Exact name of obligor as specified in its charter)

Indiana	38-3354643
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin Cayman Islands, Ltd.
(Exact name of obligor as specified in its charter)

Cayman Islands	98-0338029
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin European Holdings (UK) Limited
(Exact name of obligor as specified in its charter)

United Kingdom	38-3559691
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin Industries Foreign Sales Corporation
(Exact name of obligor as specified in its charter)

Virgin Islands of the United States	66-0417358
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin International Holdings, LLC
(Exact name of obligor as specified in its charter)

Delaware	90-0218822
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin Replacement Products Finance, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3617890
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin Technologies, Inc.
(Exact name of obligor as specified in its charter)

Michigan	38-3349979
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Assembly, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3617889
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Brake Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware	25-1251994
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor B.V.
(Exact name of obligor as specified in its charter)

Netherlands	52-2196515
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Filters Holding Co., LLC
(Exact name of obligor as specified in its charter)

Delaware	38-2060287
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Filters Operating Co., LLC
(Exact name of obligor as specified in its charter)

Delaware	73-1305936
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Holdings, LLC
(Exact name of obligor as specified in its charter)

Delaware	74-3189806
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Holdings Mexico, Inc.
(Exact name of obligor as specified in its charter)

Delaware	98-0439989
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor, Inc., a Nevada Corporation
(Exact name of obligor as specified in its charter)

Nevada	52-2092391
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Investments, LLC
(Exact name of obligor as specified in its charter)

Delaware	98-0216621
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Limited
(Exact name of obligor as specified in its charter)

United Kingdom	98-0110847
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor OE, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3622443
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvinmeritor Sweden AB
(Exact name of obligor as specified in its charter)

Sweden	98-0473144
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Technology, LLC
(Exact name of obligor as specified in its charter)

Delaware	52-2196523
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvinyl West, Inc.
(Exact name of obligor as specified in its charter)

California	95-1934716
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

AVM, Inc.
(Exact name of obligor as specified in its charter)

South Carolina	36-3739285
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Euclid Industries, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3442143
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Gabriel Europe, Inc.
(Exact name of obligor as specified in its charter)

Delaware	36-2809524
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Gabriel Ride Control Products, Inc.
(Exact name of obligor as specified in its charter)

Delaware	36-3739286
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Maremont Corporation
(Exact name of obligor as specified in its charter)

Delaware	13-2986138
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Maremont Exhaust Products, Inc.
(Exact name of obligor as specified in its charter)

Delaware	36-3739284
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Cayman Islands, Ltd.
(Exact name of obligor as specified in its charter)

Cayman Islands	38-3559688
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.
(Exact name of obligor as specified in its charter)

Delaware	38-3441039
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3371768
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems (Mexico), Inc.
(Exact name of obligor as specified in its charter)

Delaware	38-3436042
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.
(Exact name of obligor as specified in its charter)

Delaware	25-1407192
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems (Venezuela), Inc.
(Exact name of obligor as specified in its charter)

Delaware	38-3436040
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Holdings Netherlands B.V.
(Exact name of obligor as specified in its charter)

Netherlands	98-0218743
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Light Vehicle Systems (Spain), Inc.
(Exact name of obligor as specified in its charter)

Delaware	52-2092227
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Luxembourg S.A.R.L.
(Exact name of obligor as specified in its charter)

Luexmbourg	98-0217915
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Management Corp.
(Exact name of obligor as specified in its charter)

Delaware	25-1221513
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Technology, Inc.
(Exact name of obligor as specified in its charter)

Delaware	98-0272396
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Transmission Corporation
(Exact name of obligor as specified in its charter)

Delaware	38-3481985
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2135 West Maple Road	48084-7186
Troy, Michigan	(Zip code)
(Address of principal executive offices)

4.00% Convertible Senior Notes due 2027
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 25th day of May, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ R. ELLWANGER

Name:	R. ELLWANGER
Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7 to T-1
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business March 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,391
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	65,083
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	48,400
Securities purchased under agreements to resell	54,885
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,755
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	924,236
Other Intangible Assets	270,030
Other assets	143,616

Total assets	$1,517,436

1

Dollar Amounts
in Thousands

LIABILITIES

Deposits:
In domestic offices	1,691
Noninterest-bearing	1,691
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	118,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	126,416
Total liabilities	246,798
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	148,100
Accumulated other comprehensive income	18
Other equity capital components	0

Total equity capital	1,270,638

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,517,436

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz           )           Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
Michael F. McFadden, MD	)

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